                                                                     EXHIBIT 4.1


                     AMENDED AND RESTATED TRUST AGREEMENT

                                    between

               DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION,
                                 as Depositor,

                                      and

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                               as Owner Trustee



                            Dated as of May 1, 1999

                               TABLE OF CONTENTS

                                                                                           Page
                                            ARTICLE I

                                           Definitions

     SECTION  1.01.  Capitalized Terms...................................................     1
     SECTION  1.02.  Other Definitional Provisions.......................................     1

                                            ARTICLE II

                                           Organization

     SECTION  2.01.  Name................................................................     2
     SECTION  2.02.  Office..............................................................     2
     SECTION  2.03.  Purposes and Powers.................................................     2
     SECTION  2.04.  Appointment of Owner Trustee........................................     3
     SECTION  2.05.  Initial Capital Contribution of Owner Trust Estate..................     3
     SECTION  2.06.  Declaration of Trust................................................     3
     SECTION  2.07.  Liability of Owners.................................................     3
     SECTION  2.08.  Title to Trust Property.............................................     3
     SECTION  2.09.  Situs of Trust......................................................     3
     SECTION  2.10.  Representations and Warranties of the Depositor.....................     4
     SECTION  2.11.  [Reserved]..........................................................     5
     SECTION  2.12.  Federal Income Tax Allocations; Tax Treatment.......................     5
     SECTION  2.13.  Administrative Duties...............................................     6
     SECTION  2.14.  [Reserved]..........................................................     7

                                           ARTICLE III

                                         Residual Interest
     SECTION  3.01.  Ownership...........................................................     7
     SECTION  3.02.  Maintenance of Office or Agency.....................................     7

                                            ARTICLE IV

                                      Actions by Owner Trustee

     SECTION  4.01.  Prior Notice to the Residual Interestholder with Respect to
                      Certain Matters....................................................     7
     SECTION  4.02.  Action by the Residual Interestholder with Respect to Certain
                      Matters............................................................     8
     SECTION  4.03.  [Reserved]..........................................................     8
     SECTION  4.04.  Restrictions on the Residual Interestholder's Power.................     8

                                               ARTICLE V

                               Application of Trust Funds; Certain Duties

     SECTION  5.01.  Residual Interest Distribution Account...............................   8
     SECTION  5.02.  Application of Trust Funds...........................................   9
     SECTION  5.03.  Method of Payment....................................................   9
     SECTION  5.04.  No Segregation of Moneys; No Interest................................  10
     SECTION  5.05.  Accounting and Reports to the Residual Interestholder, Internal
                      Revenue Service and Others..........................................  10
     SECTION  5.06.  Signature on Returns; Tax Matters Partner............................  10

                                               ARTICLE VI

                                 Authority and Duties of Owner Trustee
     SECTION  6.01.  General Authority....................................................  10
     SECTION  6.02.  General Duties.......................................................  11
     SECTION  6.03.  Action upon Instruction..............................................  11
     SECTION  6.04.  No Duties Except as Specified in this Agreement or in
                      Instructions........................................................  12
     SECTION  6.05.  No Action Except Under Specified Documents or Instructions...........  12
     SECTION  6.06.  Restrictions.........................................................  12

                                              ARTICLE VII

                                        Concerning Owner Trustee
     SECTION  7.01.  Acceptance of Trusts and Duties......................................  13
     SECTION  7.02.  Furnishing of Documents..............................................  14
     SECTION  7.03.  Representations and Warranties.......................................  14
     SECTION  7.04.  Reliance; Advice of Counsel..........................................  15
     SECTION  7.05.  Not Acting in Individual Capacity....................................  15
     SECTION  7.06.  Owner Trustee Not Liable for Residual Interest or Receivables........  15
     SECTION  7.07.  Owner Trustee May Own Notes..........................................  16

                                              ARTICLE VIII

                                     Compensation of Owner Trustee
     SECTION  8.01.  Owner Trustee's Fees and Expenses....................................  16
     SECTION  8.02.  Indemnification......................................................  16
     SECTION  8.03.  Payments to Owner Trustee............................................  17

                                                 ARTICLE IX

                                       Termination of Trust Agreement

     SECTION  9.01.   Termination of Trust Agreement...........................................  17

                                                  ARTICLE X

                             Successor Owner Trustees and Additional Owner Trustees
     SECTION  10.01.  Eligibility Requirements for Owner Trustee...............................  17
     SECTION  10.02.  Resignation or Removal of Owner Trustee..................................  18
     SECTION  10.03.  Successor Owner Trustee..................................................  18
     SECTION  10.04.  Merger or Consolidation of Owner Trustee.................................  19
     SECTION  10.05.  Appointment of Co-Trustee or Separate Trustee............................  19

                                                 ARTICLE XI

                                                Miscellaneous
     SECTION  11.01.  Supplements and Amendments...............................................  20
     SECTION  11.02.  No Legal Title to Owner Trust Estate in Residual Interestholder..........  22
     SECTION  11.03.  Limitations on Rights of Others..........................................  22
     SECTION  11.04.  Notices..................................................................  22
     SECTION  11.05.  Severability.............................................................  22
     SECTION  11.06.  Separate Counterparts....................................................  23
     SECTION  11.07.  Successors and Assigns...................................................  23
     SECTION  11.08.  Covenants of the Depositor...............................................  23
     SECTION  11.09.  No Petition..............................................................  23
     SECTION  11.10.  No Recourse..............................................................  23
     SECTION  11.11.  Headings.................................................................  24
     SECTION  11.12.  GOVERNING LAW............................................................  24
     SECTION  11.13.  Benefit Plan.............................................................  24
     SECTION  11.14.  Submission to Jurisdiction...............................................  24

     AMENDED AND RESTATED TRUST AGREEMENT dated as of May 1, 1999 (this "Agreement"), between DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, a Nevada corporation, as depositor (the "Depositor"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as owner trustee (the "Owner Trustee"). This Agreement amends and restates the Trust Agreement dated as of April 22, 1999 between the parties hereto (the "Original Trust Agreement").

                                   ARTICLE I

                                  Definitions
                                  -----------

     SECTION  1.01.  Capitalized Terms.  For all purposes of this Agreement,
                     -----------------
capitalized terms used herein and defined in Appendix A to the Transfer and Servicing Agreement shall have the meanings set forth in such Appendix A. The "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement, dated the same date as this Agreement, among Distribution Financial Services Marine Trust 1999-2 (the "Trust"), the Depositor, and Deutsche Financial Services Corporation, as Servicer.

     SECTION  1.02.  Other Definitional Provisions.
                     -----------------------------

     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article and Section references contained in this Agreement are references to Articles and Sections in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to herein (including the Transfer and Servicing Agreement referred to above) or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, amended and restated or otherwise modified and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                 Organization
                                 ------------

     SECTION  2.01.  Name.  The trust created under the Original Trust Agreement
                     ----
shall be known as "Distribution Financial Services Marine Trust 1999-2," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION  2.02.  Office.  The office of the Trust shall be in care of the
                     ------
Owner Trustee at the Corporate Trust Office or at such other address outside of New York as the Owner Trustee may designate by written notice to the Residual Interestholder and the Depositor.

     SECTION  2.03.  Purposes and Powers.
                     -------------------

     (a)  The purpose of the Trust is to engage in the following activities:

          (i) to acquire the Receivables and other Depositor Conveyed Property pursuant to the Transfer and Servicing Agreement;

          (ii) to issue the Notes pursuant to the Indenture and to sell the Notes;

          (iii) with the proceeds of the sale of the Notes to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor;

          (iv) to Grant the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Residual Interestholder pursuant to the terms of the Transfer and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

          (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

          (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Residual Interestholder and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

     SECTION  2.04.  Appointment of Owner Trustee. The Depositor hereby confirms
                     ----------------------------
the appointment of the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     SECTION  2.05.  Initial Capital Contribution of Owner Trust Estate.
                     --------------------------------------------------
Pursuant to the Original Trust Agreement, the Depositor assigned, transferred, conveyed and set over to the Owner Trustee, as of the date thereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date thereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Residual Interest Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

     SECTION  2.06.  Declaration of Trust. The Owner Trustee hereby declares
                     --------------------
that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Residual Interestholder, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a trust under the common law of the State of New York and that this Agreement constitute the governing instrument of such trust.

     SECTION  2.07.  Liability of Owners.  The Residual Interestholder shall not
                     -------------------
have any personal liability for any liability or obligation of the Trust.

     SECTION  2.08.  Title to Trust Property. Legal title to all the Owner Trust
                     -----------------------
Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

     SECTION  2.09.  Situs of Trust. The Trust shall be located and administered
                     --------------
in the State of Minnesota. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Minnesota. The Trust shall not have any employees in any state other than Minnesota; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Minnesota. Payments shall be received by the Trust only in Minnesota, and payments shall be made by the Trust only from Minnesota. The only office of the Trust shall be determined in accordance with Section 2.02.

     SECTION  2.10.  Representations and Warranties of the Depositor.  The
                     -----------------------------------------------
Depositor hereby represents and warrants to the Owner Trustee that:

          (i) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (ii) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

          (iii) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to transfer and assign the property to be transferred and assigned to and deposited with the Trust and the Depositor has duly authorized such transfer and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

          (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (v) To the Depositor's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

     SECTION  2.11.  [Reserved]

     SECTION  2.12.  Federal Income Tax Allocations; Tax Treatment.
                     ---------------------------------------------

     (a) If the Residual Interest is held by more than one Person or the Trust is recharacterized as a separate entity the net income of the Trust for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

          (1) first, to the holder(s) of interests in the Residual Interest as of the close of business on the last day of such month, in proportion to their interests in the Residual Interest, any amounts of income payable in respect of the Residual Interest for such month; and

          (2) second, to the holder(s) of interests in the Residual Interest, and to other holders of interests in the Reserve Account, to the extent of any remaining net income, in accordance with their respective interest therein.

If the net income of the Trust for any month is insufficient for the allocations described in subclause (a)(1), subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Depositor or other holders of interests in the Reserve Account to the extent the Depositor or other holders of interests in the Reserve Account are reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated to any other holder of an interest in the Residual Interest as of the close of business on the last day of such month in proportion to such Person's interest in the Residual Interest on such day. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor or other holders of interests in the Reserve Account, or as otherwise required by the Code.

     (b) All "excess nonrecourse liabilities" represented by all outstanding Notes issued by the Trust, as well as the deductions attributable thereto, shall be allocated one hundred percent to the Depositor in accordance with Treasury Regulations section 1.752-3(a)(3). Notwithstanding any other provision of this Agreement, if the Residual Interest is held solely by one Person or the Trust has not been recharacterized as a separate entity, the application of clause (a) and this clause (b) shall be disregarded.

     (c) It is the intent of the parties hereto that, solely for purposes of federal income, state and local income, franchise and single business tax and any other taxes measured in whole or in part by income, until the Residual Interest is held by more than one Person or the Trust is recharacterized as a separate entity, the Trust will be disregarded as an entity separate from its beneficial owner and the Notes will be treated as debt. If the Residual Interest is held by more than one Person or the Trust is recharacterized as a separate entity, it is the intention of the parties hereto that, solely for purposes of federal income, state and local income, franchise and single business tax and any other taxes measured in whole or in part by income, the Trust shall be treated as a partnership and the Residual Interestholder(s) and the Depositor shall be treated as partners in that partnership with the assets of the partnership being the Receivables and other assets held by the Trust, and the Notes being debt of that partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes.

     SECTION  2.13.  Administrative Duties.
                     ---------------------

     (a)  Duties with Respect to the Specified Agreements.  The Depositor shall
          -----------------------------------------------
perform the duties of the Trust under the Indenture and the Note Depository Agreement (collectively the "Specified Agreements"). In addition, the Depositor shall consult with the Owner Trustee as the Depositor deems appropriate regarding the duties of the Trust under the Specified Agreements. The Depositor shall monitor the performance of the Trust's duties and shall advise the Owner Trustee when action is necessary to comply with the Trust's duties under the Specified Agreements. The Depositor shall prepare for execution by the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Specified Agreements. In furtherance of the foregoing, the Depositor shall take all necessary action that is the duty of the Trust to take pursuant to Sections 3.04, 3.05, 3.06, 3.09, 3.14, 3.19, 6.08 and 7.03 of the Indenture.

     (b)  Duties with Respect to the Trust.
          --------------------------------

          (i) In addition to the duties of the Depositor set forth in the Basic Documents, but subject to the terms of the Basic Documents, the Depositor shall perform such calculations and shall prepare for execution by the Trust or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to state and federal tax and securities laws and shall take all other appropriate action that it is the duty of the Trust or the Owner Trustee to take pursuant to the Basic Documents relating to the preparation and filing of tax returns, the furnishing of documents and with respect to supplements and amendments of the Specified Agreements. In accordance with the request of the Owner Trustee but subject to the terms of the Basic Documents, the Depositor shall administer, perform or supervise the performance of such other activities in connection with the Basic Documents as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Depositor.

          (ii) Notwithstanding anything in this Agreement or any of the other Basic Documents to the contrary, the Depositor shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments

     (or allocations of income) to the Residual Interestholder. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee.

     (c)  Records. The Depositor shall maintain appropriate books of account,
          -------
including capital accounts, and records relating to the Trust, which books of account and records shall be accessible for inspection by the Owner Trustee at any time during normal business hours.

     (d)  Additional Information to be Furnished to the Trust.  The Depositor
          ---------------------------------------------------
shall furnish to the Owner Trustee from time to time such additional information regarding the Trust or the Basic Documents as the Owner Trustee shall reasonably request.

     SECTION  2.14.  [Reserved].

                                  ARTICLE III

                               Residual Interest
                               -----------------

     SECTION  3.01.  Ownership. The Residual Interest shall represent an
                     ---------
undivided ownership interest in the Trust. The Depositor shall be the only holder of the Residual Interest. The Residual Interest shall not be certificated, shall not have a principal balance and shall not bear interest. The Depositor shall not sell, assign, pledge or otherwise transfer the Residual Interest. Any amendment to this Agreement which would change the foregoing shall be subject to the condition that the Depositor shall retain at least 1/10th of 1% of the Residual Interest.

     SECTION  3.02.  Maintenance of Office or Agency. The Owner Trustee shall
                     -------------------------------
maintain an office or offices or agency or agencies outside of New York where notices and demands to or upon the Owner Trustee in respect of the Residual Interest and the Basic Documents may be served. The Owner Trustee initially designates the Corporate Trust Office of the Owner Trustee as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor, the Servicer and the Indenture Trustee of any change in the location of any such office or agency.


                                  ARTICLE IV

                           Actions by Owner Trustee
                           ------------------------

     SECTION  4.01.  Prior Notice to the Residual Interestholder with Respect to
                     -----------------------------------------------------------
Certain Matters.   With respect to the following matters, the Owner Trustee
---------------
shall not take action unless, at least 30 days before the taking of such action, the Owner Trustee shall have notified the Residual Interestholder in writing of the proposed action and the Residual Interestholder shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Residual Interestholder has withheld consent or provided alternative direction:

     (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with collection of the Receivables) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits brought in connection with collection of the Receivables);

     (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

     (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Residual Interestholder; or

     (d) the appointment pursuant to the Indenture of a successor Note Registrar or Indenture Trustee, or the consent to the assignment by the Note Registrar or Indenture Trustee of its obligations under the Indenture.

     SECTION  4.02.  Action by the Residual Interestholder with Respect to
                     -----------------------------------------------------
Certain Matters. The Owner Trustee shall not have the power, except upon the
---------------
direction of the Residual Interestholder, to remove the Servicer under the Transfer and Servicing Agreement pursuant to Section 8.01 thereof or, except as expressly provided in the Basic Documents, to sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Residual Interestholder.

     SECTION  4.03.  [Reserved].

     SECTION  4.04.  Restrictions on the Residual Interestholder's Power.  The
                     ---------------------------------------------------
Residual Interestholder shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

                                   ARTICLE V

                  Application of Trust Funds; Certain Duties
                  ------------------------------------------

     SECTION  5.01.  Residual Interest Distribution Account.  The Owner Trustee,
                     --------------------------------------
for the benefit of the Residual Interestholder, shall establish and maintain in the name of the Trust an Eligible Deposit Account (the "Residual Interest Distribution Account" or "Residual Interestholder Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Residual Interestholder.

     The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Residual Interest Distribution Account and in all proceeds thereof. Except as otherwise provided herein or in the Transfer and Servicing Agreement, the Residual Interest Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Residual Interestholder. If, at any time, the Residual Interest Distribution Account ceases to be an Eligible Deposit Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Residual Interest Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Residual Interest Distribution Account.

     SECTION  5.02.  Application of Trust Funds.
                     --------------------------

     (a) On each Monthly Payment Date, the Owner Trustee shall distribute to the Residual Interestholder amounts, if any received from the Indenture Trustee pursuant to Section 5.06(b) of the Transfer and Servicing Agreement with respect to such Monthly Payment Date or received pursuant to Section 5.04 of the Indenture.

     (b) On each Monthly Payment Date, the Owner Trustee shall send to the Residual Interestholder the statement or statements provided to the Owner Trustee by the Servicer pursuant to Section 5.08 of the Transfer and Servicing Agreement with respect to such Monthly Payment Date.

     (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Residual Interestholder, such tax shall reduce the amount otherwise distributable to the Residual Interestholder in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Residual Interestholder's sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Residual Interestholder shall be treated as cash distributed to the Residual Interestholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Residual Interestholder), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c).

     SECTION  5.03.  Method of Payment. Subject to Section 9.01(c),
                     -----------------
distributions required to be made to Residual Interestholder on any Monthly Payment Date shall be made to the Residual Interestholder either by wire transfer, in immediately available funds, to the account of such Residual Interestholder at a bank or other entity having appropriate facilities therefor, if the Residual Interestholder shall have provided to the Owner Trustee appropriate written instructions at least five Business Days prior to such Monthly Payment Date or, if not, by check mailed to the

Residual Interestholder at the address of the Residual Interestholder determined in accordance with Section 11.04.

     SECTION  5.04.  No Segregation of Moneys; No Interest.  Moneys received by
                     -------------------------------------
the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Basic Documents and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

     SECTION  5.05.  Accounting and Reports to the Residual Interestholder,
                     ------------------------------------------------------
Internal Revenue Service and Others.  Subject to Section 2.12, the Depositor
-----------------------------------
shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (b) prepare and deliver to the Residual Interestholder during such calendar year, as may be required by the Code and applicable Treasury Regulations, and not later than the latest date permitted by law, such information as may be required (including Schedule K-1) to enable the Residual Interestholder to prepare its federal and state income tax returns, (c) prepare and file such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Trust's characterization as a disregarded entity if there is only one Residual Interestholder, or, if there is more than one Residual Interestholder, as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with
Section 5.02(c) with respect to income or distributions to the Residual Interestholder. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under
Section 754 of the Code.

     SECTION  5.06.  Signature on Returns; Tax Matters Partner.
                     -----------------------------------------

     (a) Subject to Section 2.12, the Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires the Depositor to sign such documents, in which case such documents shall be signed by the Depositor.

     (b) The Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                  ARTICLE VI

                     Authority and Duties of Owner Trustee
                     -------------------------------------

     SECTION  6.01.  General Authority.  The Owner Trustee is authorized and
                     -----------------
directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Depositor recommends with respect to the Basic Documents.

     SECTION  6.02.  General Duties. It shall be the duty of the Owner Trustee
                     --------------
to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Residual Interestholder, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties under the Basic Documents to the extent the Depositor has agreed to perform them pursuant to Section 2.13 of this Agreement.

     SECTION  6.03.  Action upon Instruction.
                     -----------------------

     (a) Subject to Article IV and to the other terms of the Basic Documents, the Residual Interestholder may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Residual Interestholder pursuant to Article IV.

     (b) The Owner Trustee shall not be required to take any action hereunder or under any other Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Residual Interestholder requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Residual Interestholder, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Residual Interestholder, and shall have no liability to any Person for such action or inaction.

     (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Residual Interestholder requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction from the Residual Interestholder, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Residual Interestholder, and shall have no liability to any Person for such action or inaction.

     SECTION  6.04.  No Duties Except as Specified in this Agreement or in
                     -----------------------------------------------------
Instructions. The Owner Trustee shall not have any duty or obligation to manage,
------------
make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement, any other Basic Document to which the Trust is a party or in any written instruction received by the Owner Trustee as contemplated by Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it shall, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

     SECTION  6.05.  No Action Except Under Specified Documents or Instructions.
                     ----------------------------------------------------------
The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any instruction delivered to the Owner Trustee as contemplated by Section 6.03.

     SECTION  6.06.  Restrictions.  The Owner Trustee shall not take any action
                     ------------
(a) that is inconsistent with the purposes of the Trust set forth in Section
2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Residual Interestholder shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                  ARTICLE VII

                           Concerning Owner Trustee
                           ------------------------

     SECTION  7.01.  Acceptance of Trusts and Duties.  The Owner Trustee accepts
                     -------------------------------
the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) The Owner Trustee shall not be liable for any error of judgment made by a Trust Officer of the Owner Trustee.

     (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Residual Interestholder.

     (c) No provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

     (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes.

     (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to the Residual Interestholder, other than as expressly provided for herein or expressly agreed to in the Basic Documents.

     (f) The Owner Trustee shall not be liable for the default or misconduct of the Depositor, the Indenture Trustee or the Servicer under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Indenture Trustee under the Indenture or the Servicer or the Depositor under the Transfer and Servicing Agreement.

     (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of the Residual Interestholder, unless the Residual Interestholder has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

     SECTION  7.02.  Furnishing of Documents. The Owner Trustee shall furnish to
                     -----------------------
the Residual Interestholder, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

     SECTION  7.03.  Representations and Warranties.  The Owner Trustee hereby
                     ------------------------------
represents and warrants to the Depositor, for the benefit of the Residual Interestholder, that:

     (a) The Owner Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States. The Owner Trustee has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each other Basic Document to which it is a party.

     (b) The Owner Trustee has taken all action necessary to authorize the execution and delivery by it of this Agreement and each of the other Basic Documents to which it is a party, and this Agreement and each of the other Basic Documents to which it is a party has been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement and each of the other Basic Documents to which it is a party on its behalf.

     (c) This Agreement and each of the other Basic Documents to which it is a party constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

     (d) Neither the execution or the delivery by the Owner Trustee of this Agreement and each of the other Basic Documents to which it is a party, nor the consummation by it of the transactions contemplated hereby and thereby, nor compliance by it with any of the terms or provisions hereof and thereof, shall contravene any federal or state law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     (e)  The Owner Trustee has received the Schedule of Receivables.

     SECTION  7.04.  Reliance; Advice of Counsel.
                     ---------------------------

     (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Basic Document.

     SECTION  7.05.  Not Acting in Individual Capacity.  Except as provided in
                     ---------------------------------
this Article VII, in accepting the trusts hereby created, Norwest Bank Minnesota, National Association, acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

     SECTION  7.06.  Owner Trustee Not Liable for Residual Interest or
                     -------------------------------------------------
Receivables.  The recitals contained herein shall be taken as the statements of
-----------
the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any other Basic Document or of the Residual Interest or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable or the perfection and priority of any security interest created by any Receivable in any Financed Boat or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Residual Interestholder under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Boat; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the transfer of any Receivable to the Trust or of any intervening transfer; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any other Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Indenture Trustee or the Servicer or any subservicer taken in the name of the Owner Trustee.

     SECTION  7.07.  Owner Trustee May Own Notes.  The Owner Trustee in its
                     ---------------------------
individual or any other capacity may become the owner or pledgee of Notes and may deal with the Depositor, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VII

                         Compensation of Owner Trustee
                         -----------------------------

     SECTION  8.01.  Owner Trustee's Fees and Expenses.  The Owner Trustee shall
                     ---------------------------------
receive as compensation for its services hereunder reasonable expenses incurred before the date hereof and such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder incurred after the date hereof, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

     SECTION  8.02.  Indemnification.  The Depositor shall be liable as primary
                     ---------------
obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Depositor shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity shall be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

     SECTION  8.03.  Payments to Owner Trustee.  Any amounts paid to the Owner
                     -------------------------
Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                  ARTICLE IX

                        Termination of Trust Agreement
                        ------------------------------

     SECTION  9.01.  Termination of Trust Agreement.
                     ------------------------------

     (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Transfer and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of the Residual Interestholder shall not (x) operate to terminate this Agreement or the Trust or (y) entitle the Residual Interestholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 9.01(a), none of the Depositor or the Residual Interestholder shall be entitled to revoke or terminate the Trust.

                                   ARTICLE X

            Successor Owner Trustees and Additional Owner Trustees
            ------------------------------------------------------

     SECTION  10.01  Eligibility Requirements for Owner Trustee.  The Owner
                     ------------------------------------------
Trustee shall at all times be a bank authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least A-1 by Standard & Poor's and F1+ by Fitch. If such bank shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

     SECTION  10.02  Resignation or Removal of Owner Trustee.  The Owner Trustee
                     ---------------------------------------
may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Depositor, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

     SECTION  10.03  Successor Owner Trustee.  Any successor Owner Trustee
                     -----------------------
appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Depositor and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor shall mail notice thereof to the Indenture Trustee, the Noteholders and the Rating Agencies. If the Depositor shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION  10.04  Merger or Consolidation of Owner Trustee.  Any corporation
                     ----------------------------------------
into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

     SECTION  10.05  Appointment of Co-Trustee or Separate Trustee.
                     ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Boat may at the time be located, the Depositor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Depositor and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Owner Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

     (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

     (c) The Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                  ARTICLE XI

                                 Miscellaneous
                                 -------------

     SECTION  11.01  Supplements and Amendments.  This Agreement may be amended
                     --------------------------
from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Residual Interestholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Residual Interestholder; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Residual Interestholder.

     This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, without the consent of any of the Noteholders or the Residual Interestholder, in order to enable all or a portion of the Trust to qualify as a "financial asset securitization investment trust" under federal tax laws and regulations (a "FASIT"), to permit a FASIT election to be made under such laws and regulations and to make such modifications to this Agreement as may be permitted by reason of the making of such election; provided that (i) the Rating Agency Condition shall have been satisfied with respect thereto, (ii) an Opinion of Counsel is rendered that such election will not have material adverse consequences to any Noteholder or to the Residual Interestholder, and (iii) the ability of the FASIT to add or remove assets shall be limited to the same extent as "real estate mortgage investment conduits" ("REMICs") under applicable federal tax laws and regulations.

     This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Majority Noteholders and the consent of the Residual Interestholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Residual Interestholder;
provided, however, that no such amendment shall:   (a) increase or reduce in any
manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Residual Interestholder; or (b) reduce the percentage of the Outstanding Amount of the Notes required to consent to any such amendment to less than the percentage contemplated by the definition of Majority Noteholders, without the consent of the Holders of all the outstanding Notes.

     Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Residual Interestholder, the Indenture Trustee and each of the Rating Agencies.

     It shall not be necessary for the consent of the Residual Interestholder or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Residual Interestholder provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Residual Interestholder shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     In connection with the execution of any amendment to this Trust Agreement or any amendment of any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied.

     The Owner Trustee shall comply with Section 3.07(g) of the Indenture with respect to the amendments, modifications, supplements, terminations and surrenders referred to therein.

     SECTION  11.02  No Legal Title to Owner Trust Estate in Residual
                     ------------------------------------------------
Interestholder.  The Residual Interestholder shall not have legal title to any
--------------
part of the Owner Trust Estate. The Residual Interestholder shall be entitled to receive distributions with respect to its undivided ownership interest in the Trust only in accordance with the terms of this Agreement and the other Basic Documents. No transfer, by operation of law or otherwise, of any right, title or interest of the Residual Interestholder to and in its undivided ownership interest shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION  11.03  Limitations on Rights of Others.  The provisions of this
                     -------------------------------
Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Residual Interestholder and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION  11.04  Notices.  Unless otherwise expressly specified or permitted
                     -------
by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to Norwest Bank Minnesota, National Association, Sixth & Marquette, Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Services/Asset-Backed Administration; if to the Depositor or the Residual Interestholder, addressed to Deutsche Recreational Asset Funding Corporation, 655 Maryville Centre Drive, St. Louis, MO 63141, Attention: Senior Vice President/Treasurer or Chief Legal Counsel; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party hereto.

     SECTION  11.05   Severability.  Any provision of this Agreement that is
                      ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION  11.06  Separate Counterparts. This Agreement may be executed by
                     ---------------------
the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION  11.07  Successors and Assigns.  All covenants and agreements
                     ----------------------
contained herein shall be binding upon, and inure to the benefit of, each of the Depositor and its permitted assigns, the Owner Trustee and its successors and the Residual Interestholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Residual Interestholder shall bind the successors and assigns of the Residual Interestholder.

     SECTION  11.08  Covenants of the Depositor. In the event that any
                     --------------------------
litigation with claims in excess of $1,000,000 to which the Depositor is a party which shall be reasonably likely to result in a material judgment against the Depositor that the Depositor shall not be able to satisfy shall be commenced by the Residual Interestholder, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Depositor, such judgment has been satisfied), the Depositor shall not declare any dividend or make any other distribution on or in respect of its shares to any of its equity holders, or repay the principal amount of any indebtedness of the Depositor held by any Affiliate of the Depositor, unless (i) after giving effect to such distribution or repayment, the Depositor's liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such distribution or repayment.

     SECTION  11.09  No Petition.  The Owner Trustee, by entering into this
                     -----------
Agreement, and each Noteholder and Note Owner, by accepting the benefits of this Agreement, hereby covenant and agree that they shall not at any time, acquiesce, petition or otherwise invoke or cause (or join with any other Person in acquiescing, petitioning or otherwise invoking or causing) the Depositor or the Trust or the Boat Mortgage Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust or the Boat Mortgage Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or the Boat Mortgage Trust or any substantial part of the property of the Depositor or the Trust or the Boat Mortgage Trust, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust or the Boat Mortgage Trust.

     SECTION  11.10  No Recourse.  The Residual Interestholder acknowledges that
                     -----------
the Residual Interest represents an undivided ownership interest in the Trust only and does not represent interests in or obligations of the Depositor, the Transferor, DFS, the Servicer, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such Persons or their assets, except as may be expressly set forth or contemplated in this Agreement or the Basic Documents.

     SECTION  11.11  Headings. The headings of the various Articles and Sections
                     --------
herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION  11.12  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                     -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION  11.13  Benefit Plan.  The Residual Interestholder represents and
                     ------------
warrants that it is not a Benefit Plan. "Benefit Plan" means (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

     SECTION  11.14  Submission to Jurisdiction.  Each of the parties hereto
                     --------------------------
hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Basic Document or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 11.04 or at such other address notified to the other party to this Agreement pursuant thereto; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.


                              [SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                            DEUTSCHE RECREATIONAL ASSET FUNDING CORPORATION, as Depositor


                            By: /s/ Richard C. Goldman
                               ---------------------------------------
                              Name:      Richard C. Goldman
                              Title:     Vice President


                            By: /s/ Richard H. Schumacher
                               ------------------------------------------
                              Name:      Richard H. Schumacher
                              Title:     Vice President



                            NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee


                            By: /s/ Cheryl Zimmerman
                               ------------------------------------------
                              Name: Cheryl Zimmerman
                              Title: Corporate Trust Officer

                                      S-1